EX-99.906CERT

CERTIFICATION

Anthony J. Ghoston, President, and Freddie Jacobs, Jr., Chief Financial Officer and Treasurer of Unified Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.            The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.            The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Chief Financial Officer and Treasurer
Unified Series Trust	Unified Series Trust

/s/ Anthony J. Ghoston	______	/s/ Freddie Jacobs, Jr.______________
Anthony J. Ghoston	Freddie Jacobs, Jr.
Date: _August 8, 2005_	Date:	August 5, 2005	___________

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AmeriPrime Advisors Trust and will be retained by AmeriPrime Advisors Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.